UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011 (February 3, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 3, 2011, we entered into an agreement to borrow an aggregate principal amount of $160,000 and to issue to the investor a secured convertible note and common stock purchase warrant. The closing occurred on February 3, 2011.

The note bears an interest rate of 10% per annum, with a default interest rate of 15% per annum. Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing March 31, 2011, with a maturity date of August 31, 2011.

The individual note holder has the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at a conversion price per share as defined below, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. The conversion price is defined the lessor of (i) $0.03, or (ii) eighty percent of the conversion price of any convertible note issued by the Company to anyone prior to or on the one year anniversary of the Issue Date of the Note, subject to adjustment as described therein.

The notes are secured by all of the assets of BlastGard International, Inc, and its wholly-owed subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock.

Also in connection with this sale, we issued the note holder a warrant to acquire shares of our common stock. We issued to the investor a “Class A” Common Stock Purchase Warrant which entitles the investor to acquire an aggregate of 8,000,000 shares of our common stock at an exercise price of $0.03 per share exercisable for a period of five years.

Item 3.02.    Unregistered Sale of Equity Securities.

On February 3, 2011 the Company issued to an investor warrants to purchase 8,000,000 shares of its Common Stock exercisable at $.03 per share and convertible notes in the principal amount of $160,000. The conversion price of the Note is described under Item 1.01. No commissions were paid in connection with this transaction. Exemption from registration is claimed under Section (4)(2) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

4.01	Form of Subscription Agreement between the Company and the named investor dated February 3, 2011.*

4.02	Form of Secured Convertible Promissory Note issued to the named investor.*

4.03	Form of Class A Common Stock Purchase Warrant.*

4.04	Form of Escrow Agreement.*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2011	BLASTGARD INTERNATIONAL, INC.

	By:	/s/ Michael J. Gordon
Michael J. Gordon, Chief Executive Officer

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